UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2016

INDOOR HARVEST CORP.
(Exact name of registrant as specified in its charter)

Texas	333-194326	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 East Freeway Suite A Houston, Texas	77020
(Address of Principal Executive Offices)	(Zip Code)

713-410-7903

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2017, Mr. Chad Sykes resigned as Chief Executive Officer and was appointed Chief Innovation Officer by the Company’s Board of Directors.

On January 2, 2017, Mr. John Choo, who is currently our acting President was appointed Chief Executive Officer and President by the Company’s Board of Directors.

Item 8.01. Other Events.

On January 3, 2017 the Company issued a press release entitled “Indoor Harvest Corp and Alamo CBD Enter into Discussions to Combine and Ultimately Create Medical Cannabinoids Pharmaceutical Group”. The press release and the related letter of intent have been filed as exhibits to this Form 8-K.

Summary and background of the proposed transaction:

The purpose of this proposed transaction is twofold, as follows:

•	It separates the Company’s cannabis and produce related operations, as we have indicated was a goal previously.

•	It will put in place all elements necessary for the resulting Joint Venture, of which the resulting public reporting company will have a significant on-going interest, to become a registered producer under the federal Controlled Substance Act (“CSA”) for the production of cannabis.

Until August 12, 2016, only one entity, the University of Mississippi could legally manufacture cannabis to supply researchers involved in the various studies about using cannabis to treat maladies such as PTSD or Epilepsy. On August 12, 2016, the Department of Justice (DOJ) and the Drug Enforcement Agency (DEA) issued a policy statement on cannabis issues, as follows:

•	It is well known that the DOJ and DEA have said that cannabis would continue to be classified as a Schedule 1 drug, like heroin.

•	It is not so well known that the DOJ and DEA also reset the policy regarding entities that could legally manufacture cannabis to supply researchers involved in various clinical studies using cannabis to treat maladies such as PTSD or Epilepsy.

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The purpose of this policy reset is to increase the number of U. S. entities registered under the CSA to grow (manufacture) cannabis to supply researchers on the effectiveness of medical grade cannabis in treating these and other maladies.

The CSA under subsection 823(a)(1) provides, DEA is obligated to register only the number of bulk manufacturers of a given schedule I or II controlled substance that is necessary to "produce an adequate and uninterrupted supply of these substances under adequately competitive conditions for legitimate medical, scientific, research, and industrial purposes.”

The policy statement (Federal Register Vol. 81) provided additional explanation on how the DEA will evaluate applications for such registration consistent with the CSA and the obligations of the United States under the applicable international drug control treaty. The Company has reviewed these guidelines and believes all applicable requirements which cannot be met by the Company alone will be met by the following:

•	Our current Cannabis Pilot Agreement and completed technology trials with Canopy Growth Corporation, a Canadian licensed producer under the Marihuana for Medical Purposes Regulations, has demonstrated that our aeroponic biomanufacturing technology can augment and improve the quality and production of cannabis for use in cannabis research.

•	The proposed combination with Alamo and the proposed joint venture with Vyripharm Enterprises, LLC, in which the Company will have an equity interest due to its combination with Alamo, will meet all the additional guidelines and conditions set forth regarding the expected experience required handling of a controlled substance and its related research with cannabis for pharmaceutical use.

21 CFR Part 1301, Docket No. DEA-447 (DEA & DOJ policy statement) has been filed as an exhibit to this Form 8-K.

Exhibits

99.1	Alamo Letter of Intent
99.2	Press Release
99.3	Federal Register Vol. 81 (21 CFR Part 1301)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

INDOOR HARVEST CORP.

Date: January 6, 2016	By:	/s/ John Choo
John Choo
Chief Executive Officer and Director

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